Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate February 4, 2016	Brian M. Welsch Investor Relations 716-857-7875	David P. Bauer Treasurer 716-857-7318

NATIONAL FUEL REPORTS FIRST QUARTER EARNINGS
AND PROVIDES APPALACHIAN OPERATIONS UPDATE

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the first quarter of its 2016 fiscal year (the quarter ended December 31, 2015) and provided an update on the Company's upstream and midstream operations in Appalachia.
FISCAL 2016 FIRST QUARTER EARNINGS SUMMARY
•Consolidated net loss of $189.1 million, or $2.23 per share
•Operating results, excluding items impacting comparability, of $66.5 million, or $0.78 per share
•$252.6 million, or $2.97 per share, after-tax impairment of oil and gas properties
•$204.8 million consolidated adjusted EBITDA (see non-GAAP reconciliation on page 23)
•Production of 38.1 Bcfe, a 21% decrease from prior year and 1% increase from the last quarter
•Price-related natural gas production curtailments of 14.6 Bcf in Appalachia
•Average natural gas and crude oil prices after hedging of $3.16 per Mcf and $59.76 per Bbl, respectively
•Pipeline and Storage operating revenues of $75.5 million, a 3.2% increase over prior year's first quarter
•Weather 27.4% warmer than normal and 25.5% warmer than the prior year in Utility's Pa. service territory

APPALACHIAN OPERATIONS UPDATE SUMMARY
•Currently operating two rigs in Appalachia, with plans to go to one rig by March 2016
•Northern Access 2016 pipeline expansion project timeline revised to target November 1, 2017, in service
•Fiscal 2016 capital expenditure budget reduced by a total of $470 million
•Company does not anticipate a need to access the long-term debt or equity capital markets through 2016

OPERATING RESULTS

	Three Months Ended
	December 31,
(in thousands except per share amounts)	2015	2014
Reported GAAP earnings (loss)	$(189,109)	$84,740
Items impacting comparability:
Impairment of oil and gas properties (E&P)	252,562
Joint development agreement professional fees (E&P)	3,043
Operating Results	$66,496	$84,740

Reported GAAP earnings (loss) per share	$(2.23)	$1.00
Items impacting comparability:
Impairment of oil and gas properties (E&P)	2.97
Joint development agreement professional fees (E&P)	0.04
Earnings per share impact of dilutive shares (All segments)	0.01
Rounding	(0.01)
Operating Results per share	$0.78	$1.00

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APPALACHIAN OPERATIONS UPDATE

Due to ongoing low prices in the natural gas market, National Fuel is revising its near-term upstream and midstream development plans in Appalachia, while its long-term strategic plans remain intact.

Seneca Resources Corporation (“Seneca”), the Company's wholly owned exploration and production subsidiary, has elected to further reduce the pace of its drilling program in the Marcellus Shale. Having already dropped one of its three rigs in January, Seneca plans to lay down an additional rig in March and operate a single rig in Appalachia for the remainder of fiscal 2016 and fiscal 2017. While Seneca's operational success in the Marcellus has significantly improved the economics of its development program, near-term natural gas prices have fallen to levels such that a reduction in activity is warranted. Seneca's program will utilize a single completions crew to complete its drilled well inventory and manage water logistics, thereby allowing it to maintain operational efficiencies and meet current firm transportation and firm sales commitments while significantly reducing the Company's upstream capital commitments over the near term. Seneca's projected fiscal 2016 production is largely unaffected by the planned decrease in drilling activity. Further, the reduction in activity is also not expected to have any impact on the Marcellus joint development agreement announced on December 2, 2015.

As a result of Seneca's slowed drilling activity and other considerations, the Company is revising the target in-service date for the Northern Access 2016 expansion project to November 1, 2017, and slowing the build-out of the Clermont Gathering System. The Northern Access project, originally scheduled for late calendar 2016 in-service, is a $455 million pipeline expansion of the Company's National Fuel Gas Supply Corporation and Empire Pipeline systems designed to transport and deliver 490,000 Dth per day of natural gas production from Seneca-operated wells to multiple markets in the northeast U.S., including Western New York and the Dawn market center that serves the Midwest and Ontario, Canada. The revised project timeline allows the Company additional time to complete all development activities and prepare for efficient construction of the project facilities. National Fuel will continue to pursue timely authorization from the Federal Energy Regulatory Commission ("FERC") to construct the project to meet the schedule and will preserve the option to accelerate construction as market and regulatory conditions and resource availability might allow.

As the owner and controlling operator of both the upstream acreage and midstream infrastructure subsidiaries, National Fuel has the ability to modify the timing and level of its coordinated Appalachian development activities to quickly and appropriately respond to changing market conditions. Seneca, as the fee owner of predominately all of the natural gas rights in the Western Development Area in Pennsylvania, is largely unencumbered by lease expirations that would commit it to drill the acreage in any set period of time. Additionally, the Northern Access project capacity is subscribed completely by Seneca, allowing for the coordination of production volumes and build-out of necessary pipeline capacity. With the stability provided by the Company's rate-regulated downstream and midstream businesses, the Company enjoys significant operational and financial flexibility to ensure that capital is deployed in an efficient and cost-effective fashion and financed in a manner that positions the Company and its shareholders for long-term value creation.

Based on the modified activity levels, National Fuel is updating its capital spending guidance for fiscal 2016. Business segment and consolidated guidance for the Company's fiscal 2016 capital expenditures is summarized in the table below. The Exploration and Production segment's capital expenditure guidance range would be reduced by an additional $90 to $110 million if Seneca's Marcellus joint development partner exercises their right to participate in the remaining 38 wells as outlined in the joint development agreement.

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	Updated FY 2016 Guidance	Previous FY 2016 Guidance
Capital Expenditures (Millions)
Exploration & Production	$150 - $200	$200 - $250
Pipeline & Storage	$125 - $175	$500 - $550
Gathering	$85 - $95	$125 - $150
Utility	$95 - $105	$90 - $110
Consolidated Capital Expenditures	$455 - $575	$915 - $1,060

Due to the anticipated decrease in projected upstream and midstream capital expenditures and a strong hedge position that will provide attractive and certain realizations on a majority of Seneca's production in fiscal 2016, National Fuel is projecting a modest outspend through the end of fiscal 2016 that should be met with cash on the balance sheet.

MANAGEMENT COMMENTS

Ronald J. Tanski, President and Chief Executive Officer of National Fuel Gas Company, stated: “Operationally, the first quarter was a good start to our 2016 fiscal year, particularly for the Company's Pipeline and Storage segment. During the first quarter, we completed construction and placed in service three expansion projects for affiliated and non-affiliated customers. We continue to see opportunities to capitalize on our valuable midstream footprint in Appalachia and meet the increasing demand for pipeline infrastructure to move natural gas production from the Marcellus and Utica shales.

"However, persistently low commodity prices continued to weigh on our quarterly financial results, leading to a significant write-down of our natural gas and oil properties and lower price realizations on our natural gas and crude oil production. Magnified by warmer weather this winter in the Northeast, which also reduced earnings in our Utility segment, national and regional commodity prices have continued to trend lower, creating volatility in the energy markets and clouding the near-term outlook for the sector. While we remain committed to growing our uniquely integrated upstream and midstream asset base in a coordinated fashion over the long term, current market conditions compelled us to take precautionary and financially prudent steps to preserve the strength of our balance sheet and ensure that our long-term plans remain viable.

"Our decision to slow our pace of drilling in the Marcellus and revise the in-service date of the Northern Access expansion project demonstrates the ability of our integrated model to react quickly to changing market conditions. Our integrated structure and the coordinated nature of our upstream and midstream activities provides us significant stability and flexibility to efficiently deploy capital. Our rate-regulated midstream and downstream operations provide balance and a solid base of earnings and cash flows that allow us to maintain the safety and reliability of our pipeline systems, meet our fixed financial obligations, and fund our dividend.

"We have prudently managed and structured our business over the years to endure periods of extreme volatility in commodity prices. I am confident that National Fuel will stand ready and on strong footing to execute our long-term Appalachian growth strategy as we continue to work through this current business cycle.”

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DISCUSSION OF RESULTS BY SEGMENT

The following discussion of the earnings of each segment is summarized in a tabular form on pages 9 and 10 of this report. It may be helpful to refer to those tables while reviewing this discussion.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Corporation. Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

(in thousands except per share amounts)	Quarter Ended December 31, 2015	Quarter Ended December 31, 2014	Variance
Net Income / (Loss)	$(237,086)	$26,720	$(263,806)
Net Income / (Loss) Per Share (Diluted)	$(2.80)	$0.32	$(3.12)
Adjusted EBITDA	$91,140	$135,431	$(44,291)

The quarter over quarter variance is mainly due to a non-cash, after-tax charge of $252.6 million to write down the value of Seneca’s oil and natural gas reserves under the full cost method of accounting. This accounting method requires that Seneca perform a quarterly “ceiling test” to compare the present value of future revenues from its oil and natural gas reserves based on an unweighted arithmetic average of the first day of the month oil and gas prices for each month within the 12-month period prior to the end of the reporting period (“the ceiling”) with the book value of those reserves at the balance sheet date. If the book value of the reserves exceeds the ceiling, a non-cash impairment charge must be recorded in order to reduce the book value of the reserves to the calculated ceiling. Unless oil and gas prices improve significantly, Seneca expects to incur additional impairment charges during the remainder of the fiscal year ending September 30, 2016.

Seneca also incurred $4.7 million ($3.0 million after-tax, or $0.04 per share) of professional and legal expenses relating to the joint development agreement that Seneca entered into during the first quarter. These transaction costs were recorded to General and Administrative ("G&A") expense.

Excluding these items, Operating Results in the Exploration and Production segment in the current year’s first quarter were $18.5 million, or $0.22 per share, compared to $26.7 million, or $0.32 per share, in the prior year’s first quarter, a decrease of $8.2 million or $0.10 per share. The decrease in Operating Results is mainly due to lower natural gas production and lower realized natural gas and crude oil prices after hedging, offset partially by a lower per unit depreciation, depletion and amortization expense ("DD&A") rate.

Seneca's total first quarter fiscal 2016 production was 38.1 billion cubic feet equivalent ("Bcfe"), a decrease of 10.1 Bcfe, or 21.0 percent, from the prior fiscal year's first quarter, and an increase of 0.4 Bcfe, or 1.1 percent, versus the fourth quarter of fiscal 2015. Natural gas and crude oil production for the quarter was 33.6 billion cubic feet (“Bcf”) and 748 thousand barrels ("Mbbl"), respectively. As a result of persistently low local spot prices in the Appalachian basin, Seneca voluntarily curtailed approximately 14.6 Bcf of natural gas production during the quarter. Absent price-related curtailments, Seneca's first quarter fiscal 2016 natural gas production would have been approximately 48.2 Bcf, or nearly 524 million cubic feet ("MMcf") per day.

Seneca's average realized natural gas price, after the impact of hedging, for the first quarter was $3.16 per thousand cubic feet ("Mcf"), reflecting $1.14 per Mcf of uplift from financial hedges settled during the quarter. Seneca's average realized oil price, after the impact of hedging, for the first quarter was $59.76 per barrel ("Bbl"), reflecting a $23.68 per Bbl uplift from financial hedges settled during the quarter. Seneca's remaining fiscal 2016 natural gas production is now 78 percent hedged at the midpoint of production guidance, with nearly 92 million Million British

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thermal units ("MMBtu") (88.7 Bcf) of production hedged at an average price of $3.53 per MMBtu. In California, Seneca's remaining fiscal 2016 oil production is now 46 percent hedged at an average hedge price of $87.70 per Bbl. For fiscal 2017, Seneca has over 97 million MMBtu (93 Bcf) of production hedged at an average hedge price of $3.66 per MMBtu and nearly 700,000 Bbls of oil production hedged at $75.19 per Bbl.

First quarter DD&A expense decreased $36.0 million versus the prior year first quarter. On a per unit basis, DD&A decreased $0.50 per Mcf equivalent ("Mcfe") to $1.16 per Mcfe due primarily to the ceiling test impairment charges recorded during the prior fiscal year and higher natural gas reserve balances at September 30, 2015.

First quarter lease operating expense (“LOE”) decreased by $7.8 million mostly due to lower production. On a per unit basis, LOE increased by $0.06 per Mcfe largely due to the pricing related curtailments discussed above, which increased the relative proportion of higher cost California oil production to the total.

The increase in Interest Expense is the result of a new long-term debt issuance that occurred during the quarter ended June 30, 2015.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

(in thousands except per share amounts)	Quarter Ended December 31, 2015	Quarter Ended December 31, 2014	Variance
Net Income / (Loss)	$21,276	$20,778	$498
Net Income / (Loss) Per Share (Diluted)	$0.25	$0.25	$—
Adjusted EBITDA	$50,741	$48,893	$1,848

The increase in the Pipeline and Storage segment's earnings is due to higher transportation revenues, offset partially by higher DD&A and property tax expenses. Transportation revenues increased $2.5 million, or 4.6 percent, as a result of higher non-affiliated revenues generated from the Mercer Expansion project, which was placed in service in November 2014, as well as revenues generated from three additional expansion projects that were placed in service during the first quarter of fiscal 2016. The Tuscarora Lateral, Westside Expansion and Modernization and Northern Access 2015 projects added a combined 364,000 dekatherms (Dth) of new firm transportation capacity to the Supply Corporation and Empire systems under long-dated contracts for affiliated and non-affiliated customers. DD&A and property tax expenses increased $1.2 million and $0.6 million, respectively, mostly due to a higher gross plant in service, which was largely the result of the Company's recent expansion projects.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Corporation’s subsidiary limited liability companies. The Gathering segment constructs, owns and operates natural gas pipeline gathering facilities in the Appalachian region and currently provides the gathering infrastructure for transporting Seneca’s Marcellus Shale production to the interstate pipeline system.

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(in thousands except per share amounts)	Quarter Ended December 31, 2015	Quarter Ended December 31, 2014	Variance
Net Income / (Loss)	$4,921	$11,623	$(6,702)
Net Income / (Loss) Per Share (Diluted)	$0.06	$0.14	$(0.08)
Adjusted EBITDA	$16,458	$22,763	$(6,305)

The decrease in the Gathering segment's earnings is due primarily to lower gathering revenues, higher DD&A expense, and higher interest expense. Gathering revenues decreased $5.8 million as a result of lower Seneca production volumes in Appalachia compared to the prior year’s first quarter. DD&A expense increased $2.1 million due to a higher average gross plant in-service balance, resulting primarily from Clermont Gathering system facilities that were placed in service over the previous twelve months. The increase in Interest Expense is the result of a new long-term debt issuance that occurred during the quarter ended June 30, 2015, as well as lower capitalized interest expense on plant construction in progress.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

(in thousands except per share amounts)	Quarter Ended December 31, 2015	Quarter Ended December 31, 2014	Variance
Net Income / (Loss)	$18,606	$22,594	$(3,988)
Net Income / (Loss) Per Share (Diluted)	$0.22	$0.26	$(0.04)
Adjusted EBITDA	$45,918	$53,431	$(7,513)

The decrease in the Utility segment's earnings is largely attributable to the impact of warmer weather in Distribution's Pennsylvania service territory, partially offset by lower Operation and Maintenance ("O&M") expense. Weather in Distribution's Pennsylvania service territory was 25.5% warmer than last year, resulting in lower retail residential and transportation customer throughput and revenues, which decreased the Utility segment's earnings by approximately $0.04 per share. The impact of weather variations on earnings in Distribution's New York service territory is largely mitigated by the New York rate jurisdiction's weather normalization clause. The decrease in O&M expense is mainly due to lower bad debt expense and a reduction in personnel costs.

Energy Marketing Segment

National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

(in thousands except per share amounts)	Quarter Ended December 31, 2015	Quarter Ended December 31, 2014	Variance
Net Income / (Loss)	$1,223	$2,826	$(1,603)
Net Income / (Loss) Per Share (Diluted)	$0.01	$0.03	$(0.02)
Adjusted EBITDA	$1,846	$4,641	$(2,795)

The decrease in the Energy Marketing segment's earnings is due to lower margins. Margins were negatively impacted by warmer weather, which lowered retail customer usage, and lower per unit margins, which were the result of stronger pricing basis in the Northeast.

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Corporate and All Other

The Corporate and All Other category earnings of $2.0 million in the quarter ended December 31, 2015, compares to earnings of $0.2 million in the prior year’s first quarter. The increase is due to lower income tax expense.

EARNINGS GUIDANCE

The Company is updating earnings guidance for fiscal 2016 to reflect first quarter results and revised forecast assumptions. Updated consolidated earnings guidance and Exploration and Production segment operational guidance is summarized in the tables below:

Consolidated Earnings Guidance
	Updated FY 2016 Guidance	Previous FY 2016 Guidance
Consolidated Earnings per Share*	$2.75 to $3.00	$2.70 to $3.00
*Exclusive of ceiling test impairment charges

Exploration & Production Segment Operational Guidance
	Updated FY 2016 Guidance	Previous FY 2016 Guidance
NYMEX Natural Gas Price Assumption	$2.25	$2.75
NYMEX Crude Oil Price Assumption	$40.00	$50.00
Production (Bcfe)	150 to 180	139 to 202
Operating Costs ($/Mcfe)
LOE	$1.00 - $1.10	$1.00 - $1.10
G&A	$0.40 - $0.45	$0.40 - $0.45
DD&A	$0.90 - $1.00	$1.00 - $1.10

While the Company currently expects to incur additional ceiling test impairment charges in the remaining quarters of fiscal 2016, the amount of these charges is not reasonably determinable at this time. The amount of any ceiling test charge is determined at the end of the applicable quarter and will depend on many factors, including additions to or subtractions from proved reserves, fluctuations in oil and gas prices, and income tax effects related to the differences between the book and tax basis of the Company’s oil and gas properties. Some or all of these factors are likely to be significant. Because the amount of the expected ceiling test impairment charges is not reasonably determinable at this time, the Company is unable to provide earnings guidance other than on a non-GAAP basis that excludes those charges.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, February 5, 2016, at 11 a.m. Eastern Time to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the investor relations page at National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, access is also provided by dialing (toll-free) 1-866-202-0886, using passcode “36905811.” For those unable to listen to the live conference call, a replay will be available at approximately 3 p.m. Eastern Time at the same website link and by phone at (toll-free) 1-888-286-8010, using passcode “20223279.” Both the webcast and telephonic replay will be available until the close of business on Friday, February 12, 2016

National Fuel is an integrated energy company reporting financial results for five operating segments: Exploration and Production, Pipeline and Storage, Gathering, Utility, and Energy Marketing. Additional information about National Fuel is available at www.nationalfuelgas.com.

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Analyst Contact:	Brian M. Welsch	716-857-7875
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; changes in the price of natural gas or oil; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities, acts of war, cyber attacks or pest infestation; significant differences between the Company’s projected and actual capital expenditures and operating expenses; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED DECEMBER 31, 2015
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

First quarter 2015 GAAP earnings	$26,720	$20,778	$11,623	$22,594	$2,826	$199	$84,740

Drivers of operating results
Higher (lower) crude oil prices	(8,914)						(8,914)
Higher (lower) natural gas prices	(1,930)						(1,930)
Higher (lower) natural gas production	(21,134)						(21,134)
Higher (lower) crude oil production	(1,119)						(1,119)
Derivative mark to market adjustments	(860)						(860)
Lower (higher) lease operating and transportation expenses	5,060						5,060
Lower (higher) depreciation / depletion	23,422	(794)	(1,397)				21,231

Higher (lower) transportation revenues		1,652					1,652
Higher (lower) gathering and processing revenues			(3,776)				(3,776)
Lower (higher) operating expenses				1,023		400	1,423

Warmer weather				(4,578)			(4,578)

Higher (lower) margins					(1,671)		(1,671)

Higher (lower) AFUDC**		1,027					1,027

Lower (higher) interest expense	(2,778)	(974)	(1,802)				(5,554)

Lower (higher) income tax expense / effective tax rate						1,020	1,020

All other / rounding	52	(413)	273	(433)	68	332	(121)
First quarter 2016 operating results	18,519	21,276	4,921	18,606	1,223	1,951	66,496
Items impacting comparability:
Impairment of oil and gas producing properties	(252,562)						(252,562)
Joint development agreement professional fees	(3,043)						(3,043)
First quarter 2016 GAAP earnings	$(237,086)	$21,276	$4,921	$18,606	$1,223	$1,951	$(189,109)

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED DECEMBER 31, 2015
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

First quarter 2015 GAAP earnings	$0.32	$0.25	$0.14	$0.26	$0.03	$—	$1.00

Drivers of operating results
Higher (lower) crude oil prices	(0.10)						(0.10)
Higher (lower) natural gas prices	(0.02)						(0.02)
Higher (lower) natural gas production	(0.25)						(0.25)
Higher (lower) crude oil production	(0.01)						(0.01)
Derivative mark to market adjustments	(0.01)						(0.01)
Lower (higher) lease operating and transportation expenses	0.06						0.06
Lower (higher) depreciation / depletion	0.28	(0.01)	(0.02)				0.25

Higher (lower) transportation revenues		0.02					0.02
Higher (lower) gathering and processing revenues			(0.04)				(0.04)
Lower (higher) operating expenses				0.01		—	0.01

Warmer weather				(0.05)			(0.05)

Higher (lower) margins					(0.02)		(0.02)

Higher (lower) AFUDC**		0.01					0.01

Lower (higher) interest expense	(0.03)	(0.01)	(0.02)				(0.06)

Lower (higher) income tax expense / effective tax rate						0.01	0.01

All other / rounding	(0.02)	(0.01)	—	—	—	0.01	(0.02)
First quarter 2016 operating results	0.22	0.25	0.06	0.22	0.01	0.02	0.78
Items impacting comparability:
Impairment of oil and gas producing properties	(2.97)						(2.97)
Joint development agreement professional fees	(0.04)						(0.04)
Earnings per share impact of diluted shares	(0.01)						(0.01)
Rounding						0.01	0.01
First quarter 2016 GAAP earnings	$(2.80)	$0.25	$0.06	$0.22	$0.01	$0.03	$(2.23)

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended
	December 31,
	(Unaudited)
SUMMARY OF OPERATIONS	2015	2014
Operating Revenues	$375,195	$523,909

Operating Expenses:
Purchased Gas	42,068	127,091
Operation and Maintenance	112,692	112,582
Property, Franchise and Other Taxes	20,357	20,929
Depreciation, Depletion and Amortization	70,551	102,747
Impairment of Oil and Gas Producing Properties	435,451	—
	681,119	363,349

Operating Income (Loss)	(305,924)	160,560

Other Income (Expense):
Interest Income	1,799	1,258
Other Income	2,418	1,183
Interest Expense on Long-Term Debt	(30,372)	(22,311)
Other Interest Expense	(1,380)	(790)

Income (Loss) Before Income Taxes	(333,459)	139,900

Income Tax Expense (Benefit)	(144,350)	55,160

Net Income (Loss) Available for Common Stock	$(189,109)	$84,740

Earnings (Loss) Per Common Share:
Basic	$(2.23)	$1.01
Diluted	$(2.23)	$1.00

Weighted Average Common Shares:
Used in Basic Calculation	84,651,233	84,208,645
Used in Diluted Calculation	84,651,233	85,118,516

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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,
(Thousands of Dollars)	2015	2015

ASSETS
Property, Plant and Equipment	$9,311,376	$9,261,323
Less - Accumulated Depreciation, Depletion and Amortization	4,428,593	3,929,428
Net Property, Plant and Equipment	4,882,783	5,331,895

Current Assets:
Cash and Temporary Cash Investments	36,329	113,596
Hedging Collateral Deposits	9,551	11,124
Receivables - Net	211,112	105,004
Unbilled Revenue	40,178	20,746
Gas Stored Underground	28,811	34,252
Materials and Supplies - at average cost	32,389	30,414
Other Current Assets	66,145	60,665
Total Current Assets	424,515	375,801

Other Assets:
Recoverable Future Taxes	172,205	168,214
Unamortized Debt Expense	2,085	2,218
Other Regulatory Assets	275,721	278,227
Deferred Charges	16,410	15,129
Other Investments	108,209	92,990
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	25,357	24,459
Fair Value of Derivative Financial Instruments	277,409	270,363
Other	162	167
Total Other Assets	883,034	857,243
Total Assets	$6,190,332	$6,564,939

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
Shares; Issued and Outstanding - 84,739,068 Shares
and 84,594,383 Shares, Respectively	$84,739	$84,594
Paid in Capital	748,867	744,274
Earnings Reinvested in the Business	880,619	1,103,200
Accumulated Other Comprehensive Income	98,456	93,372
Total Comprehensive Shareholders' Equity	1,812,681	2,025,440
Long-Term Debt, Net of Unamortized Discount and Debt Issuance Costs	2,084,562	2,084,009
Total Capitalization	3,897,243	4,109,449

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	31,400	—
Current Portion of Long-Term Debt	—	—
Accounts Payable	126,917	180,388
Amounts Payable to Customers	45,076	56,778
Dividends Payable	33,472	33,415
Interest Payable on Long-Term Debt	30,285	36,200
Customer Advances	23,425	16,236
Customer Security Deposits	16,757	16,490
Other Accruals and Current Liabilities	95,830	96,557
Fair Value of Derivative Financial Instruments	7,969	10,076
Total Current and Accrued Liabilities	411,131	446,140

Deferred Credits:
Deferred Income Taxes	999,399	1,137,962
Taxes Refundable to Customers	94,468	89,448
Unamortized Investment Tax Credit	644	731
Cost of Removal Regulatory Liability	184,784	184,907
Other Regulatory Liabilities	113,187	108,617
Pension and Other Post-Retirement Liabilities	205,431	202,807
Asset Retirement Obligations	158,108	156,805
Other Deferred Credits	125,937	128,073
Total Deferred Credits	1,881,958	2,009,350
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$6,190,332	$6,564,939

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
	December 31,
(Thousands of Dollars)	2015	2014

Operating Activities:
Net Income (Loss) Available for Common Stock	$(189,109)	$84,740
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Impairment of Oil and Gas Producing Properties	435,451	—
Depreciation, Depletion and Amortization	70,551	102,747
Deferred Income Taxes	(140,013)	33,207
Excess Tax Benefits Associated with Stock-Based Compensation Awards	(226)	(7,667)
Stock-Based Compensation	960	3,078
Other	3,418	2,358
Change in:
Hedging Collateral Deposits	1,573	(10,734)
Receivables and Unbilled Revenue	(31,150)	(60,947)
Gas Stored Underground and Materials and Supplies	3,466	9,386
Other Current Assets	(5,254)	(5,635)
Accounts Payable	(20,784)	19,378
Amounts Payable to Customers	(11,702)	2,249
Customer Advances	7,189	1,431
Customer Security Deposits	267	630
Other Accruals and Current Liabilities	(14,353)	(6,416)
Other Assets	885	2,142
Other Liabilities	2,904	19,132
Net Cash Provided by Operating Activities	$114,073	$189,079

Investing Activities:
Capital Expenditures	$(186,437)	$(244,927)
Net Proceeds from Sale of Oil and Gas Producing Properties	10,574	—
Other	(15,756)	(1,229)
Net Cash Used in Investing Activities	$(191,619)	$(246,156)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$31,400	$87,300
Excess Tax Benefits Associated with Stock-Based Compensation Awards	226	7,667
Dividends Paid on Common Stock	(33,415)	(32,400)
Net Proceeds From Issuance of Common Stock	2,068	1,548
Net Cash Provided by Financing Activities	$279	$64,115

Net Increase (Decrease) in Cash and Temporary Cash Investments	(77,267)	7,038
Cash and Temporary Cash Investments at Beginning of Period	113,596	36,886
Cash and Temporary Cash Investments at December 31	$36,329	$43,924

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
EXPLORATION AND PRODUCTION SEGMENT	2015	2014	Variance
Total Operating Revenues	$151,965	$204,665	$(52,700)

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	19,955	15,685	4,270
Lease Operating and Transportation Expense	39,022	46,807	(7,785)
All Other Operation and Maintenance Expense	3,145	2,841	304
Property, Franchise and Other Taxes	3,385	3,901	(516)
Depreciation, Depletion and Amortization	44,033	80,067	(36,034)
Impairment of Oil and Gas Producing Properties	435,451	—	435,451
	544,991	149,301	395,690

Operating Income (Loss)	(393,026)	55,364	(448,390)

Other Income (Expense):
Interest Income	667	510	157
Interest Expense	(14,582)	(10,308)	(4,274)

Income (Loss) Before Income Taxes	(406,941)	45,566	(452,507)
Income Tax Expense (Benefit)	(169,855)	18,846	(188,701)
Net Income (Loss)	$(237,086)	$26,720	$(263,806)

Net Income (Loss) Per Share (Diluted)	$(2.80)	$0.32	$(3.12)

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
PIPELINE AND STORAGE SEGMENT	2015	2014	Variance
Revenues from External Customers	$53,354	$51,745	$1,609
Intersegment Revenues	22,183	21,461	722
Total Operating Revenues	75,537	73,206	2,331

Operating Expenses:
Purchased Gas	458	266	192
Operation and Maintenance	17,593	17,884	(291)
Property, Franchise and Other Taxes	6,745	6,163	582
Depreciation, Depletion and Amortization	10,256	9,035	1,221
	35,052	33,348	1,704

Operating Income	40,485	39,858	627

Other Income (Expense):
Interest Income	111	85	26
Other Income	1,582	557	1,025
Interest Expense	(8,038)	(6,539)	(1,499)

Income Before Income Taxes	34,140	33,961	179
Income Tax Expense	12,864	13,183	(319)
Net Income	$21,276	$20,778	$498

Net Income Per Share (Diluted)	$0.25	$0.25	$—

	Three Months Ended
	December 31,
GATHERING SEGMENT	2015	2014	Variance
Revenues from External Customers	$125	$146	$(21)
Intersegment Revenues	18,640	24,428	(5,788)
Total Operating Revenues	18,765	24,574	(5,809)

Operating Expenses:
Operation and Maintenance	2,273	1,776	497
Property, Franchise and Other Taxes	34	35	(1)
Depreciation, Depletion and Amortization	4,210	2,061	2,149
	6,517	3,872	2,645

Operating Income	12,248	20,702	(8,454)

Other Income (Expense):
Interest Income	34	27	7
Other Income	1	1	—
Interest Expense	(3,070)	(298)	(2,772)

Income Before Income Taxes	9,213	20,432	(11,219)
Income Tax Expense	4,292	8,809	(4,517)
Net Income	$4,921	$11,623	$(6,702)

Net Income Per Share (Diluted)	$0.06	$0.14	$(0.08)

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESSES

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
UTILITY SEGMENT	2015	2014	Variance
Revenues from External Customers	$143,848	$210,073	$(66,225)
Intersegment Revenues	3,664	4,534	(870)
Total Operating Revenues	147,512	214,607	(67,095)

Operating Expenses:
Purchased Gas	45,068	101,711	(56,643)
Operation and Maintenance	46,599	48,907	(2,308)
Property, Franchise and Other Taxes	9,927	10,558	(631)
Depreciation, Depletion and Amortization	11,618	11,151	467
	113,212	172,327	(59,115)

Operating Income	34,300	42,280	(7,980)

Other Income (Expense):
Interest Income	85	18	67
Other Income	697	498	199
Interest Expense	(7,334)	(6,943)	(391)

Income Before Income Taxes	27,748	35,853	(8,105)
Income Tax Expense	9,142	13,259	(4,117)
Net Income	$18,606	$22,594	$(3,988)

Net Income Per Share (Diluted)	$0.22	$0.26	$(0.04)

	Three Months Ended
	December 31,
ENERGY MARKETING SEGMENT	2015	2014	Variance
Revenues from External Customers	$24,984	$56,166	$(31,182)
Intersegment Revenues	311	206	105
Total Operating Revenues	25,295	56,372	(31,077)

Operating Expenses:
Purchased Gas	21,723	50,230	(28,507)
Operation and Maintenance	1,723	1,499	224
Property, Franchise and Other Taxes	3	2	1
Depreciation, Depletion and Amortization	70	51	19
	23,519	51,782	(28,263)

Operating Income	1,776	4,590	(2,814)

Other Income (Expense):
Interest Income	50	39	11
Other Income	10	24	(14)
Interest Expense	(19)	(3)	(16)

Income Before Income Taxes	1,817	4,650	(2,833)
Income Tax Expense	594	1,824	(1,230)
Net Income	$1,223	$2,826	$(1,603)

Net Income Per Share (Diluted)	$0.01	$0.03	$(0.02)

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
ALL OTHER	2015	2014	Variance
Total Operating Revenues	$706	$884	$(178)
Operating Expenses:
Operation and Maintenance	75	530	(455)
Property, Franchise and Other Taxes	143	150	(7)
Depreciation, Depletion and Amortization	182	215	(33)
	400	895	(495)

Operating Income (Loss)	306	(11)	317

Other Income (Expense):
Interest Income	19	12	7
Other Income	—	1	(1)

Income Before Income Taxes	325	2	323
Income Tax Expense	136	8	128
Net Income (Loss)	$189	$(6)	$195

Net Income (Loss) Per Share (Diluted)	$—	$—	$—

	Three Months Ended
	December 31,
CORPORATE	2015	2014	Variance
Revenues from External Customers	$213	$230	$(17)
Intersegment Revenues	967	886	81
Total Operating Revenues	1,180	1,116	64
Operating Expenses:
Operation and Maintenance	2,891	3,052	(161)
Property, Franchise and Other Taxes	120	120	—
Depreciation, Depletion and Amortization	182	167	15
	3,193	3,339	(146)

Operating Loss	(2,013)	(2,223)	210

Other Income (Expense):
Interest Income	31,743	25,300	6,443
Other Income	128	102	26
Interest Expense on Long-Term Debt	(30,372)	(22,311)	(8,061)
Other Interest Expense	753	(1,432)	2,185

Income (Loss) Before Income Taxes	239	(564)	803
Income Tax Expense (Benefit)	(1,523)	(769)	(754)
Net Income	$1,762	$205	$1,557

Net Income Per Share (Diluted)	$0.03	$—	$0.03

	Three Months Ended
	December 31,
INTERSEGMENT ELIMINATIONS	2015	2014	Variance
Intersegment Revenues	$(45,765)	$(51,515)	$5,750
Operating Expenses:
Purchased Gas	(25,181)	(25,116)	(65)
Operation and Maintenance	(20,584)	(26,399)	5,815
	(45,765)	(51,515)	5,750

Operating Income	—	—	—

Other Income (Expense):
Interest Income	(30,910)	(24,733)	(6,177)
Interest Expense	30,910	24,733	6,177
Net Income	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended
	December 31,
	(Unaudited)
					Increase
	2015		2014		(Decrease)

Capital Expenditures:
Exploration and Production	$88,125	(1) (2)	$157,711	(3) (4)	$(69,586)
Pipeline and Storage	31,621	(1) (2)	16,027	(3) (4)	15,594
Gathering	21,744	(1) (2)	14,948	(3) (4)	6,796
Utility	19,917	(1) (2)	21,175	(3) (4)	(1,258)
Energy Marketing	7		75		(68)
Total Reportable Segments	161,414		209,936		(48,522)
All Other	—		—		—
Corporate	48		26		22
Total Capital Expenditures	$161,462		$209,962		$(48,500)

(1)
Capital expenditures for the three months ended December 31, 2015, include accounts payable and accrued liabilities related to capital expenditures of $43.7 million, $19.0 million, $18.8 million, and $12.5 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at December 31, 2015, since they represent non-cash investing activities at that date.

(2)
Capital expenditures for the three months ended December 31, 2015, exclude capital expenditures of $46.2 million, $33.9 million, $22.4 million and $16.5 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2015 and paid during the three months ended December 31, 2015. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2015, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at December 31, 2015.

(3)
Capital expenditures for the three months ended December 31, 2014, include accounts payable and accrued liabilities related to capital expenditures of $82.3 million, $3.0 million, $11.0 million, and $5.4 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at December 31, 2014, since they represent non-cash investing activities at that date.

(4)
Capital expenditures for the year ended December 31, 2014, exclude capital expenditures of $80.1 million, $28.1 million, $20.1 million and $8.3 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2014 and paid during the three months ended December 31, 2014. These amounts were excluded from the Consolidated Statements of Cash Flows at September 30, 2014, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at December 31, 2014.

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended December 31	Normal	2015	2014	Normal (1)	Last Year (1)

Buffalo, NY	2,253	1,677	2,136	(25.6)	(21.5)
Erie, PA	2,044	1,484	1,991	(27.4)	(25.5)

(1)	Percents compare actual 2015 degree days to normal degree days and actual 2015 degree days to actual 2014 degree days.

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended
	December 31,
			Increase
	2015	2014	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	32,788	42,798	(10,010)
West Coast	783	773	10
Total Production	33,571	43,571	(10,000)

Average Prices (Per Mcf)
Appalachia	$1.98	$2.95	$(0.97)
West Coast	3.65	5.61	(1.96)
Weighted Average	2.02	3.00	(0.98)
Weighted Average after Hedging	3.16	3.25	(0.09)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	6	9	(3)
West Coast	742	762	(20)
Total Production	748	771	(23)

Average Prices (Per Barrel)
Appalachia	$39.78	$75.56	$(35.78)
West Coast	36.05	66.86	(30.81)
Weighted Average	36.08	66.96	(30.88)
Weighted Average after Hedging	59.76	78.09	(18.33)

Total Production (Mmcfe)	38,059	48,197	(10,138)

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.52	$0.33	$0.19
Lease Operating and Transportation Expense per Mcfe (1)(2)	$1.03	$0.97	$0.06
Depreciation, Depletion & Amortization per Mcfe (1)	$1.16	$1.66	$(0.50)

(1)	Refer to page 14 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

(2)	Amounts include transportation expense of $0.51 and $0.53 per Mcfe for the three months ended December 31, 2015 and December 31, 2014, respectively.

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for the Remaining Nine Months of Fiscal 2016

	Volume		Average Hedge Price
Oil Swaps
Brent	404,000	BBL	$94.63 / BBL
NYMEX	640,000	BBL	$83.33 / BBL
Total	1,044,000	BBL	$87.70 / BBL

Gas Swaps
NYMEX	28,440,000	MMBTU	$3.92 / MMBTU
Dominion Transmission Appalachian (DOM)	14,130,000	MMBTU	$3.78 / MMBTU
Michigan Consolidated City Gate (Mich Con)	9,000,000	MMBTU	$4.10 / MMBTU
Dawn Ontario (DAWN)	9,990,000	MMBTU	$3.92 / MMBTU
Fixed Price Physical Sales	30,426,000	MMBTU	$2.75 / MMBTU
Total	91,986,000	MMBTU	$3.53 / MMBTU

Hedging Summary for Fiscal 2017

	Volume		Average Hedge Price
Oil Swaps
Brent	231,000	BBL	$92.14 / BBL
NYMEX	465,000	BBL	$66.77 / BBL
Total	696,000	BBL	$75.19 / BBL

Gas Swaps
NYMEX	29,530,000	MMBTU	$4.20 / MMBTU
DOM	12,720,000	MMBTU	$3.87 / MMBTU
Mich Con	3,000,000	MMBTU	$4.10 / MMBTU
DAWN	19,100,000	MMBTU	$3.70 / MMBTU
Fixed Price Physical Sales	32,893,000	MMBTU	$3.03 / MMBTU
Total	97,243,000	MMBTU	$3.66 / MMBTU

Hedging Summary for Fiscal 2018

	Volume		Average Hedge Price
Oil Swaps
Brent	51,000	BBL	$91.00 / BBL
NYMEX	24,000	BBL	$90.52 / BBL
Total	75,000	BBL	$90.85 / BBL

Gas Swaps
NYMEX	20,350,000	MMBTU	$3.62 / MMBTU
DAWN	1,800,000	MMBTU	$3.40 / MMBTU
Fixed Price Physical Sales	8,010,000	MMBTU	$3.21 / MMBTU
Total	30,160,000	MMBTU	$3.50 / MMBTU

Hedging Summary for Fiscal 2019

	Volume		Average Hedge Price
Gas Swaps
NYMEX	11,400,000	MMBTU	$3.39 / MMBTU
Fixed Price Physical Sales	5,840,000	MMBTU	$3.25 / MMBTU
Total	17,240,000	MMBTU	$3.34 / MMBTU

Hedging Summary for Fiscal 2020

	Volume		Average Hedge Price
Gas Swaps
NYMEX	2,000,000	MMBTU	$3.49 / MMBTU
Fixed Price Physical Sales	2,928,000	MMBTU	$3.25 / MMBTU
Total	4,928,000	MMBTU	$3.35 / MMBTU

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Gross Wells in Process of Drilling
Three Months Ended December 31, 2015
				Total
	East		West	Company
Wells in Process - Beginning of Period
Exploratory	4.000	(1)	0.000	4.000
Developmental	96.000	(1)	0.000	96.000
Wells Commenced
Exploratory	0.000		0.000	0.000
Developmental	31.000		13.000	44.000
Wells Completed
Exploratory	0.000		0.000	0.000
Developmental	11.000		12.000	23.000
Wells Plugged & Abandoned
Exploratory	0.000		0.000	0.000
Developmental	0.000		0.000	0.000
Wells in Process - End of Period
Exploratory	4.000		0.000	4.000
Developmental	116.000		1.000	117.000

(1)	Gross exploratory wells were increased by 4 and developmental wells were decreased by 4.

Net Wells in Process of Drilling
Three Months Ended December 31, 2015
				Total
	East		West	Company
Wells in Process - Beginning of Period
Exploratory	4.000	(1)	0.000	4.000
Developmental	81.500	(1)	0.000	81.500
Wells Commenced
Exploratory	0.000		0.000	0.000
Developmental	31.000		13.000	44.000
Wells Completed
Exploratory	0.000		0.000	0.000
Developmental	11.000		12.000	23.000
Wells Plugged & Abandoned
Exploratory	0.000		0.000	0.000
Developmental	0.000		0.000	0.000
Well Interest Sold (2)
Exploratory	0.000		0.000	0.000
Developmental	6.400		0.000	6.400
Wells in Process - End of Period
Exploratory	4.000		0.000	4.000
Developmental	95.100	(2)	1.000	96.100

(1)	Net exploratory wells were increased by 4 and developmental wells were decreased by 4.

(2)	Seneca's East Division sold an 80% working interest in 8 of the existing developmental wells in process to IOG during the three months ended December 31, 2015.

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended
	December 31,
			Increase
	2015	2014	(Decrease)
Firm Transportation - Affiliated	24,709	29,086	(4,377)
Firm Transportation - Non-Affiliated	151,123	157,236	(6,113)
Interruptible Transportation	5,631	2,102	3,529
	181,463	188,424	(6,961)

Gathering Volume - (MMcf)
	Three Months Ended
	December 31,
			Increase
	2015	2014	(Decrease)
Gathered Volume - Affiliated	33,800	44,872	(11,072)

Utility Throughput - (MMcf)
	Three Months Ended
	December 31,
			Increase
	2015	2014	(Decrease)
Retail Sales:
Residential Sales	13,133	16,467	(3,334)
Commercial Sales	1,827	2,284	(457)
Industrial Sales	66	89	(23)
	15,026	18,840	(3,814)
Off-System Sales	—	1,669	(1,669)
Transportation	17,615	20,949	(3,334)
	32,641	41,458	(8,817)

Energy Marketing Volume
	Three Months Ended
	December 31,
			Increase
	2015	2014	(Decrease)
Natural Gas (MMcf)	10,098	12,589	(2,491)

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Operating Results and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results, for measuring the Company’s cash flow and liquidity, and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Operating Results as reported GAAP earnings before items impacting comparability. The table at page 1 of this report reconciles National Fuel's reported GAAP earnings to Operating Results for the three months ended December 31, 2015 and 2014.

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, depreciation, depletion and amortization, interest and other income, impairments, items impacting comparability and income taxes.

The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three months ended December 31, 2015 and 2014:

	Three Months Ended
	December 31,
	2015	2014
(in thousands)
Reported GAAP Earnings	$(189,109)	$84,740
Depreciation, Depletion and Amortization	70,551	102,747
Interest and Other Income	(4,217)	(2,441)
Interest Expense	31,752	23,101
Income Taxes	(144,350)	55,160
Impairment of Oil and Gas Producing Properties	435,451	—
Joint Development Agreement Professional Fees	4,682	—
Adjusted EBITDA	$204,760	$263,307

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$50,741	$48,893
Gathering Adjusted EBITDA	16,458	22,763
Total Midstream Businesses Adjusted EBITDA	67,199	71,656
Exploration and Production Adjusted EBITDA	91,140	135,431
Utility Adjusted EBITDA	45,918	53,431
Energy Marketing Adjusted EBITDA	1,846	4,641
Corporate and All Other Adjusted EBITDA	(1,343)	(1,852)
Total Adjusted EBITDA	$204,760	$263,307

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended December 31 (unaudited)	2015	2014

Operating Revenues	$375,195,000	$523,909,000

Net Income (Loss) Available for Common Stock	$(189,109,000)	$84,740,000

Earnings (Loss) Per Common Share:
Basic	$(2.23)	$1.01
Diluted	$(2.23)	$1.00

Weighted Average Common Shares:
Used in Basic Calculation	84,651,233	84,208,645
Used in Diluted Calculation	84,651,233	85,118,516

Twelve Months Ended December 31 (unaudited)

Operating Revenues	$1,612,199,000	$2,086,918,000

Net Income (Loss) Available for Common Stock	$(653,276,000)	$301,901,000

Earnings (Loss) Per Common Share:
Basic	$(7.73)	$3.59
Diluted	$(7.73)	$3.55

Weighted Average Common Shares:
Used in Basic Calculation	84,499,299	84,056,263
Used in Diluted Calculation	84,499,299	85,013,301